Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

David Gunter/Divisional Vice President of Corporate Communications

(208) 265-3944 or dgunter@thecreek.com

Coldwater Creek increases retail store expansion plans for 2005

National women’s apparel retailer plans to open approximately 60 full-line retail stores in key markets across the country during fiscal 2005

Sandpoint, Idaho — Coldwater Creek (Nasdaq: CWTR), a national retailer of women’s apparel and accessories, today announced it has increased its 2005 retail store expansion plans by 20 percent, and now plans to open approximately 60 new full-line stores in 2005.  The company previously had said it would open approximately 50 stores next year.

We believe there is a unique opportunity for our brand to gain market share by putting new stores in additional markets during the coming year,” said Coldwater Creek Chairman and Chief Executive Officer Dennis Pence.  “Our retail team is on track to add a total of 48 stores this year, and their execution for these openings has been outstanding.  Given that successful performance, we believe increasing our store openings for 2005 is the right direction for the company.”

Executive Vice President of Retail Stores Dan Griesemer has been instrumental in the development of the “core” and “smaller” store formats that are the foundation of the company’s retail expansion strategy.  The core stores average approximately 5,500 square feet, while the smaller model measures approximately 3,500 square feet.

“Using these two formats, we have been very effective in our efforts to build the Coldwater Creek brand in both mall and lifestyle center settings,” Griesemer said.  “As part of our strategic shift toward a retail store business model, we believe there is an opportunity to grow to 450-500 stores.”

Coldwater Creek was founded in 1984 as a catalog company and introduced its e-commerce business in 1999.  Using a multi-channel approach to selling, the company has grown to become a national retailer of women’s apparel, jewelry, accessories and gift items through a growing number of full-line retail stores, on the Internet at www.coldwatercreek.com and via direct-mail catalogs.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements regarding our planned retail expansion and sales and revenue growth.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, our inability to realize the full value of merchandise currently in inventory as a result of sluggish sales, ever-changing customer tastes and buying trends, and the current economic climate, which continues to adversely affect the retail sector; unanticipated increases in mailing and printing costs; the cost of additional overhead that may be required to expand our brand; the possibility that our buy now/wear now strategy will not  be  appealing to customers, and that it could be impacted by unseasonable  weather patterns, the difficult selling environment or other factors beyond our control; unexpected or increased costs or delays in the development and expansion of our retail chain and our potential inability to recover these costs due to sluggish sales; the inherent difficulty in forecasting consumer buying patterns and trends, particularly in the current difficult economic climate and the possibility that any recent improvements in our product margins, or in customer response to our merchandise, may not be sustained; our inability to continue to fund our retail expansion with operating cash as a result of either lower sales or higher than anticipated costs, or both; uncertainties related to our shift to a triple-channel model, in particular, the effects of shifting patterns of e-commerce or retail purchases versus catalog purchases; and such other factors as are discussed in our Form 10-Q Quarterly Reports and in our most recent Form 10-K Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”).  We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release.  We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.  We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.

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